UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 Forsyth Boulevard, Fifth Floor
St. Louis, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition Agreement with Dean General

Advantage Sales & Marketing LLC, (“ASM”) a wholly-owned subsidiary of Advantage Solutions Inc (the “Registrant”), entered into a Transition Agreement (the “General Transition Agreement”) with Dean General, with an effective date of October 1, 2026. Under the General Transition Agreement, Mr. General transitioned as of the effective date from his role as Chief Industry Development Officer to the role of strategic advisor to the executive leadership team of ASM, and he will serve as a non-executive employee in such role through December 1, 2027 (the “Planned Separation Date”), or such earlier date as set forth in the General Transition Agreement (the “Transition Date”). Mr. General’s employment with ASM will terminate on the Transition Date. The General Transition Agreement provides that (i) Mr. General’s salary be reduced to $110,000, (ii) Mr. General will be eligible to receive a lump sum gross amount up to $765,810.47 (less amounts paid during the transition period) upon the consummation of a change in control (the “CIC Bonus”), and (iii) to the extent Mr. General’s employment terminates on the Planned Transition Date or, if earlier, as a result of any earlier termination other than his resignation, and such termination or the Planned Transition Date occurs prior to a change in control, Mr. General will be eligible to receive the following severance benefits: (a) cash severance equal to $600,000, payable over the 18-month period following the Transition Date, and (b) ASM-paid COBRA continuation coverage for up to 18 months following his termination of employment. Mr. General’s receipt of either the CIC Bonus or the severance benefits is subject to and conditioned upon his execution and non-revocation of a general release of claims and his continued compliance with any restrictive covenants.

The foregoing description of the General Transition Agreement is qualified in its entirety by reference to the full text of the General Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Transition Agreement, dated October 1, 2026, by and between Advantage Sales & Marketing LLC and Dean General.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 5, 2026		ADVANTAGE SOLUTIONS INC.

		By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer